UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officer: Election Directors: Appointment of Certain Officers:Compensatory Arrangement of Certain Officers.

On March 25, 2020, Bright Mountain Media, Inc. (the "Company") accepted the resignations of Richard Rogers and Todd Davenport as Directors of the Company. Neither Director had any disagreement with the Company when they tendered their resignations.

On March 25, 2020, the Company appointed Jack Dunleavy and Greg Peters as Directors of the Company to fill such vacancies.

Mr. Dunleavy, age 70, is an inactive Certified Public Accountant spending his career with PricewaterhouseCoopers (PWC). During his tenure with PWC, he was Chairman of the Finance Committee for the PWC Global Firm, a Board member of the PWC US Firm, Partner In-Charge of the Consulting Strategic Accounts, Thought Leader of the Finance and Accounting Practice and Partner In-Charge of the AT&T and Lucent accounts, the largest client engagements of the Firm. Mr. Dunleavy has authored five books on Financial Management and Systems Implementation. Mr. Dunleavy served on the board of directors of NDN, Inc., prior to the inversion which spun-off MediaHouse. He has served as a visiting professor at Tuck School Dartmouth and New York College of Insurance MBA program. Mr. Dunleavy holds a Master’s degree in Business Administration – Accounting from Columbia University, an All But Dissertation degree in Educational Finance from Columbia University, a Bachelor’s degree in English from Fordham University, and completed the Executive Program and Tuck School, Dartmouth. Mr. Dunleavy has been appointed Chairperson of the Company's Audit Committee and a Member of the Company's Compensation Committee. Mr. Dunleavy has no arrangements or understanding with any other person pursuant to which he was appointed as a Director and no family relationships with any Director or Executive Officer of the Company.

Mr. Peters, age 58, currently serves as the Company's President and Chief Operating Officer. Mr. Peters is a founder, Chairman and Chief Executive Officer of NDN, Inc. Upon the acquisition of NDN in November 2019 by the Company, Mr. Peters became the President and Chief Operating Officer of the Company. Mr. Peters has served as the President, CEO, and Board Member of Internap Network Services Corporation (NASDAQ: INAP) from 2002 to 2005 and in the 1990s, Mr. Peters was Vice President of International Operations for Advanced Fibre Communications (NASDAQ: TLAB) and Adtran (NASDAQ: ADTN), where he led global expansion to over 40 countries. For nearly a decade, he held increasingly senior positions at AT&T Network Systems, the last being Managing Director of the Middle East and Africa, headquartered in Cairo, Egypt. Mr. Peters holds multiple issued patents focused on methods of searching, sorting and displaying video clips and sound files by relevance. Mr. Peters earned a Bachelor of Business Administration in Finance & Accounting from the University of Georgia and an MBA from Thunderbird. Mr. Peters has continued his educational efforts in executive programs at Harvard, Stanford and Columbia Universities. Mr. Peters has no family relationships with any Director or Executive Officer of the Company.

Employment Agreement with W. Kip Speyer

On March 25, 2020, the Board approved a new Employment Agreement with W. Kip Speyer, the Company's Chairman and Chief Executive Officer. The Employment Agreement is to take effect on April 1, 2020. The Employment Agreement has a 3 year-term and will automatically renew for one-year periods unless either party notifies the other party, in writing, at least 90 days prior to the end of the Employment Period or the Renewal Period that the Agreement will not be renewed. The Company will pay Mr. Speyer an annual base salary of $325,000. Mr. Speier may also receive an annual bonus in an amount to be determined by the Company's Compensation Committee in their sole discretion. Mr. Speyer is entitled to participate in the Company benefit programs and he is entitled to reimbursement of out-of-pocket business expenses, including a monthly automobile allowance of $800. In the event that Mr. Speyer is terminated by the Company without cause, the Company will continue to pay his base salary in accordance with normal payroll practices through the end of his Employment Period, without renewal. The above represents a summary of Mr. Speyer’s Employment Agreement and is qualified in its entirety by reference to the Employment Agreement which is filed as Exhibit 10.1 to this Report on Form 8-K

Employment Agreement with Greg Peters

On March 25, 2020, the Board approved a new Employment Agreement with Greg Peters the Company's President and Chief Operating Officer. The Employment Agreement is to take effect on April 1, 2020. The Employment Agreement has a year-term and will automatically renew for a one-year period unless either party notifies the other party, in writing, at least 90 days prior to the end of the Employment Period or the Renewal Period that the Agreement will not be renewed. The Company will pay Mr. Peters an annual base salary of $325,000. Mr. Peters may also receive an annual bonus in an amount to be determined by the Company's Compensation Committee in their sole discretion. Mr. Peters is entitled to participate in the Company benefit programs and he is entitled to reimbursement of out-of-pocket business expenses, including reimbursement for mileage used during Company business in the automobile he owns or leases. In the event that Mr. Peters is terminated by the Company without cause, the Company will continue to pay his base salary in accordance with normal payroll practices through the end of his Employment Period, without renewal. The above represents a summary of Mr. Peters’ Employment Agreement and is qualified in its entirety by reference to the Employment Agreement which is filed as Exhibit 10.2 to this Report on Form 8-K

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Item 9.01	Financial Statements and Exhibits

No.	Exhibit Description

10.1	Employment Agreement effective April 1, 2020 between W. Kip Speyer and Bright Mountain Media, Inc.

10.2	Employment Agreement effective April 1, 2020 between Greg Peters and Bright Mount Media, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Media, Inc.

Date: March 30, 2020	By:	/s/ Alan B. Bergman
Alan B. Bergman, Chief Financial Officer

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